UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/27/2009

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 27, 2009, the Registrant and its lender, WB QT, LLC (the "Lender"), entered into a Sixth Amendment to Credit Agreement ("Sixth Amendment"). Pursuant to the Sixth Amendment, the following amendments were made to the terms and provisions of Term Note A and Term Note C:

Term Note A

1. The amortization schedule for the outstanding balance of $7.7 million as of May 27, 2009 was amended to provide for a payment of $1.1 million on June 15, 2009 (which includes interest of $0.1 million) and monthly principal payments of $1.0 million on the 15th day of each month thereafter until the balance has been paid in full. The Sixth Amendment continues to allow the Registrant to pay scheduled principal amounts in stock, subject to certain conditions, or in cash. The outstanding balance as of May 27, 2009 includes the principal payments that were due on March 15, 2009 and April 15, 2009, in the aggregate amount of $4.3 million, which the Registrant had elected to defer as permitted under the Credit Agreement, and the scheduled principal payment of $0.4 million and accrued interest of $0.1 million that were due on May 15, 2009.

2. The interest rate on the outstanding balance was reduced from 18% to 9% effective May 20, 2009 through the maturity date.

3. The Registrant's right to elect to defer a scheduled principal payment for two months was eliminated.

4. If the Registrant elects to make a scheduled principal payment using shares of its common stock, such shares must be delivered to the Lender within two business days following the payment due date.

5. All prepayments must be made in cash.

Term Note C

1. The amortization schedule for the outstanding balance of $4.2 million ($4.1 million of principal and $0.1 million of accrued interest) as of May 27, 2009 was amended to provide for monthly principal payments of $1.25 million commencing on July 1, 2009 and continuing on the 1st day of each month thereafter until the balance has been paid in full. The Sixth Amendment continues to allow the Registrant to pay scheduled principal amounts in stock, subject to certain conditions, or in cash.

2. The Registrant's right to elect to defer a scheduled principal payment for two months was eliminated.

3. If the Registrant elects to make a scheduled amortization payment using shares of its common stock, such shares must be delivered to the Lender within two business days following the payment due date.

4. All prepayments must be made in cash.

5. The Maturity Date was changed from August 1, 2009 to October 31, 2009.

The foregoing description of the Sixth Amendment to Credit Agreement is qualified by reference to the complete terms of such agreement, which is included herewith as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 Sixth Amendment to Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Fuel Systems Technologies Worldwide, Inc.

Date: May 28, 2009	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Sixth Amendment to Credit Agreement